Exhibit 99.1
NEWS RELEASE

Contacts: Gregg Piontek Senior Vice President and Chief Financial Officer Newpark Resources, Inc. gpiontek@newpark.com 281-362-6800

NEWPARK RESOURCES APPOINTS NEW MEMBER TO BOARD OF DIRECTORS
THE WOODLANDS, TX – March 1, 2022 – Newpark Resources, Inc. (NYSE: NR) (“Newpark” or the “Company”) announced today that, consistent with the Company’s announcement on February 18, 2022, its Board of Directors (“Board”) has appointed Claudia M. Meer as a new independent Board member, effective today. Ms. Meer’s appointment is part of the Environmental, Social and Governance (“ESG”) Committee’s efforts in recent years to ensure that the Board’s composition includes diverse perspectives and skillsets that are aligned with shareholder expectations and the Company’s evolving business and strategy.
Anthony J. Best, Chairman of Newpark’s Board of Directors, stated, “We are very pleased to appoint Claudia to our Board of Directors. Aligned with the Company’s strategic direction, Claudia’s background in clean energy, mergers and acquisitions, strategy and corporate banking will provide the Newpark board with a fresh, unique perspective, helping to guide the Company in a sustainably-focused direction, particularly as the global energy transition evolves and the Company accelerates its technology and service offerings in this space. Claudia exemplifies the values of our Company and we look forward to benefiting from her experience and insights.”
Ms. Meer has extensive cleantech and energy transition experience, most recently serving as Chief Investment Officer and CFO, of AlphaStruxure, an EaaS joint venture between The Carlyle Group and Schneider Electric, formed to develop and fund clean energy infrastructure. Prior to AlphaStruxure, she was the CEO of Dalkia U.S. and ran the public-private partnership and clean energy development and investment groups at Clark Construction Group. Ms. Meer began her career at J.P. Morgan and has significant experience in corporate finance and mergers and acquisitions. She holds a Masters in International Finance and Management from Harvard University and a Bachelors in International Economics and Diplomatic History from the University of Pennsylvania. She actively volunteers in advisory capacities with The Penn Fund Executive Board and Maryland Clean Energy Center.
Newpark Resources, Inc. is a geographically diversified supplier providing products, as well as rentals and services to a variety of industries, including oil and gas exploration, electrical transmission & distribution, pipeline, renewable energy, petrochemical, construction, and other industries. For more information, visit our website at www.newpark.com.
This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical facts are forward-looking statements. Words such as “will,” “may,” “could,” “would,” “should,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” and similar expressions are intended to identify these forward-looking statements but are not the exclusive means of identifying them. These statements are not guarantees that our expectations will prove to be correct and involve a number of risks, uncertainties, and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2021, and its Quarterly Reports on Form 10-Q as well as others, could cause actual plans or results to differ materially from those expressed in, or implied by, these statements. These risk factors include, but are not limited to, risks related to the COVID-19 pandemic; the worldwide oil and natural gas industry; our customer concentration and reliance on the U.S. exploration and production market; our international operations; operating hazards present in the oil and natural gas industry and substantial liability claims, including catastrophic well incidents; our contracts that can be terminated or downsized by our customers without penalty; our product offering expansion; our ability to attract, retain and develop qualified leaders, key employees and skilled personnel; the price and availability of raw materials; business acquisitions and capital investments; our market competition; technological developments and intellectual property in our industry; severe weather, natural disasters, and seasonality; our cost and continued availability of borrowed funds, including noncompliance with debt covenants; environmental laws and regulations; our legal compliance; the inherent limitations of insurance coverage; income taxes; cybersecurity breaches or business system disruptions; our restructuring activities; activist stockholders that may attempt to effect changes at our Company or acquire control over our Company; our ability to maintain compliance with the New York Stock Exchange’s continued listing requirements; and our amended and restated bylaws, which could limit our stockholders’ ability to obtain what such stockholders believe to be a favorable judicial forum for disputes with us or our directors, officers or other employees. There can be no assurances that the ongoing portfolio review will result in any transaction, and no specific timeline has been established for the completion of the portfolio review. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by securities laws. Newpark's filings with the Securities and Exchange Commission can be obtained at no charge at www.sec.gov, as well as through our website at www.newpark.com.
###